                                                                      Exhibit 5



               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                               617 542 6000
                                                               617 542 2241 FAX


                                 July 23, 2001

Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA 02139-4211

Ladies and Gentlemen:

         We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 3,067,694 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"). The shares include: (a) 2,616,985 shares of Common Stock issuable upon exercise of options awarded under Aurora Biosciences Corporation's 1996 Stock Plan; (b) 310,062 shares of Common Stock which may be sold pursuant to Aurora Biosciences Corporation's Employee Stock Purchase Plan; (c) 137,947 shares of Common Stock issuable upon exercise of options awarded under PanVera Corporation's 1993 Stock Option Plan; and (d) 2,700 shares of Common Stock issuable upon exercise of options awarded under Stock Option Agreements between Quorum Sciences, Inc. and certain of its employees. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Articles of Organization and By-laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

            BOSTON   NEW YORK   RESTON   WASHINGTON   NEW HAVEN

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
Vertex Pharmaceuticals Incorporated.
July 23, 2001
Page 2

         Our opinion is limited to the laws of the Commonwealth of Massachusetts and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                              Very truly yours,

                                              /s/ Mintz, Levin, Cohn, Ferris,
                                                  Glovsky and Popeo, P.C.
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                                              Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.